Exhibit 10.3
EXTENSION
THIS EXTENSION dated as of February 14, 2025 (the “Extension”) is granted by OMF Fund III (F) Ltd., as administrative agent (the “Administrative Agent”) and OMF Fund III (F) Ltd., as majority lender, in favour of i-80 Gold Corp., as borrower (the “Borrower”).
WHEREAS reference is made to that certain amended and restated convertible credit agreement dated as of January 15, 2025 among, inter alios, the Borrower, as borrower, the guarantors party thereto from time to time, as guarantors, the Administrative Agent, as administrative agent, and the lenders party thereto from time to time, as lenders, as amended by an amending agreement dated as of January 31, 2025 (collectively, the “Credit Agreement”);
AND WHEREAS pursuant to Section 9.1.1(n)(i) of the Credit Agreement, the Borrower is required to deliver to the Administrative Agent and the Collateral Agent updated insurance certificates evidencing property and liability insurance coverage satisfactory to the Administrative Agent, acting reasonably, and listing the Collateral Agent as additional insured and loss payee, as applicable, by no later than February 15, 2025 (the “Insurance Certificate Deadline”);
AND WHEREAS pursuant to Section 9.1.1(n)(iii) of the Credit Agreement, the Borrower is required to deliver to the Administrative Agent and the Collateral Agent a blocked account agreement between the Gold Prepay Collateral Agent, the Stream Collateral Agent, the Collateral Agent, the Borrower [Redacted – commercially sensitive information] by no later than February 15, 2025 (the “[Redacted – commercially sensitive information] BAA Deadline” and together with the Insurance Certificate Deadline, the “Deadline”);
AND WHEREAS the Borrower has requested that the Majority Lenders agree to extend the Deadline to March 15, 2025;
AND WHEREAS capitalized terms used and not otherwise defined in this Extension shall have the meanings given to them in the Credit Agreement;
NOW THEREFOR:
1.The Majority Lenders hereby agree to extend the Deadline from February 15, 2025 to March 15, 2025; provided that until such time that the [Redacted – commercially sensitive information] BAA has been entered into, the Borrower shall not keep any cash or other property in [Redacted – commercially sensitive information] account nos. [Redacted – commercially sensitive information].
2.This Extension is effective only for the specific purposes described herein and will not be effective for any other purpose or circumstance and do not alter or amend any term of any Loan Document, and do not imply a future agreement of, or any departure from, the terms hereof or thereof. The Administrative Agent, the Collateral Agent and the Lenders reserve all other rights and remedies available to them under the Credit Agreement and the other Loan Documents.
3.This Extension constitutes a Loan Document for the purposes of the Credit Agreement.
4.This Extension shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.This Extension is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.
6.This Extension may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Extension by telecopier or by electronic transmission of a pdf formatted copy shall be effective as delivery of a manually executed counterpart of this Extension.

IN WITNESS WHEREOF, the parties hereto have signed this Extension effective as of the date first above written.

OMF FUND III (F) LTD., as administrative agent
By:	(signed) “Garth Ebanks”
Name: Garth Ebanks Title: Director

OMF FUND III (F) LTD., as lender
By:	(signed) “Garth Ebanks”
Name: Garth Ebanks Title: Director

Accepted and acknowledged by the Borrower as of the date first above written.

I-80 GOLD CORP., as borrower
By:	(signed) “Ryan Snow”
Name: Ryan Snow Title: Chief Financial Officer

[Signature page to Extension]
52232882.1

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